Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Gail M. Peck
Vice President, Finance and Treasurer
July 26, 2018
Thank you, David. Good morning everyone. Welcome to the Trinity Industries’ second quarter 2018 results conference call.
As we make further preparations for the spin-off of Trinity’s infrastructure-related businesses, we have slightly adjusted the format of today’s call. Similar to past calls, we will begin with commentary from Theis Rice, Tim Wallace, and Melendy Lovett.
Antonio Carrillo, the future President and Chief Executive Officer of the new infrastructure company, Arcsoa, Inc., is joining today’s call. Antonio officially joined Trinity in late April as Senior Vice President and Group President over the Construction, Energy, Marine and Components Group.
Antonio and Scott Beasley, currently Chief Financial Officer for these businesses and future CFO of Arcosa, will provide earnings and guidance commentary for the Groups following Melendy’ s remarks. We will conclude with commentary for the rail-related businesses provided by Eric Marchetto, Chief Commercial Officer for TrinityRail, and James Perry, Trinity’s Chief Financial Officer.
Following prepared remarks, we will move to the Q&A session. Mary Henderson, our Chief Accounting Officer, is also in the room with us today.
I will now turn the call over to Theis.
Theis
Tim
Melendy
Antonio
Scott
Eric
James
Q&A Session
Thank you, David. That concludes today's conference call. A replay of today’s call will be available after one o'clock eastern standard time through midnight on August 2, 2018. The access number is (402) 220-2672. The replay will also be available on our website located at www.trin.net.
We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.